Consent of Independent Certified Public Accountants

     We have issued our report dated June 18, 1999 accompanying the financial statements of Insured Municipals Income Trust, 69th Insured Multi-Series as of April 30, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
August 25, 1999